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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                October 27, 1997
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                       (Date of earliest event reported)


                     Peoples Heritage Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)


Maine                                   0-16947                      01-0437984
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(State or other jurisdiction    (Commission File Number)          (IRS Employer
of incorporation)                                           Identification No.)



P.O. Box 9540, One Portland Square, Portland, Maine                  04112-9540
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(Address of principal executive offices)                             (Zip Code)
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                                 (207) 761-8500
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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                    (Former name, former address and former
                   fiscal year, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On October 27, 1997, Peoples Heritage Financial Group, Inc. ("PHFG") announced that it and CFX Corporation (the "Company") had entered into an Agreement and Plan of Merger, dated as of October 27, 1997 (the "Agreement"), which sets forth the terms and conditions pursuant to which the Company would be merged with and into PHFG (the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of the Company (subject to certain exceptions) will be converted into the right to receive .667 newly-issued shares of PHFG's common stock. Consummation of the Merger is subject to a number of conditions, including, but not limited to, (i) the approval of the Agreement and the Merger by the shareholders of both PHFG and the Company and (ii) the receipt of certain regulatory approvals.
In connection with the Agreement, PHFG and the Company entered into Stock
Option Agreements, dated as of October 27, 1997, pursuant to which the Company granted PHFG an option (the "Company Option") to purchase up to 19.9% (subject to adjustments set forth therein) of the Company's outstanding shares of common stock at a purchase price of $22.69 per share and PHFG granted the Company an option (the "PHFG Option") to purchase up to 10.0% (subject to adjustments set forth therein) of PHFG's outstanding shares of common stock at a purchase price of $43.13 per share. The Company Option and the PHFG Option will become exercisable upon the occurrence of certain events, as specified in the applicable Stock Option Agreement, none of which has occurred as of October 27, 1997.

         The press release issued by PHFG and the Company with respect to the announcement of the transaction described herein is attached hereto as Exhibit
99.1 and is hereby incorporated herein by reference in its entirety. Also attached as Exhibit 99.2 and incorporated herein by reference are certain forward-looking statements to be made by PHFG in connection with a presentation to be given by PHFG to investment analysts on October 27, 1997.

         The press release and the portions of the analyst presentation incorporated herein by reference contain forward-looking statements with respect to the financial condition, results of operations and business of PHFG upon consummation of the Merger, including statements relating to: (a) the estimated cost savings and accretion to reported earnings that will be realized from the Merger; (b) the estimated impact on revenues of the Merger, and (c) the restructuring charges expected to be incurred in connection with the Merger. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the Merger cannot be fully realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of PHFG and the Company are greater than expected; (5) changes in the interest rate environment reduce interest margins;
(6) general economic conditions, either nationally or in the markets in which PHFG will be doing business, are less favorable than expected; or (7) legislation or changes in regulatory requirements adversely affect the businesses in which PHFG would be engaged.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     The following exhibits are included with this Report:

                 Exhibit 99.1       Press Release, dated October 27, 1997

                 Exhibit 99.2       Portions of Analysts Presentation





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               PEOPLES HERITAGE FINANCIAL GROUP, INC.



                               By:      /s/ Peter J. Verrill
                                  ---------------------------------------------
                                    Name:  Peter J. Verrill
                                    Title:    Executive Vice President,
                                                Chief Operating Officer, Chief
                                                Financial Officer and Treasurer

Date:  October 27,  1997





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